Exhibit 99.1

Sonic Foundry Announces Third Fiscal Quarter 2022 Financial Results

MADISON, Wis. – August 11, 2022 - Sonic Foundry, Inc. (NASDAQ: SOFO), the trusted leader in video creation and management solutions, and virtual and hybrid events, today announced consolidated financial results for its fiscal 2022 third quarter ended June 30, 2022.

Highlights for the Third Quarter Ended June 30, 2022

•	Total revenue was $6.5 million compared to $8.7 million in the prior year quarter primarily due to a reduction in the number and size of events as customer began to go back to in-person events, client delays in renewals of support contracts due to macro environment concerns, foreign currency impact on Japanese operations, and a lower base of deferred revenue at the start of the quarter.
•	Gross margin was 71% of sales versus 70% of sales in the comparable quarter, primarily due to a shift in revenue mix during the quarter.
•	Net loss attributable to common stockholders was $0.14 per diluted share compared to net income of $0.31 per diluted share in the second fiscal quarter of 2021, reflecting investments made to enter new markets per previously disclosed strategy.
•	Adjusted EBITDA was a negative $1.3 million compared to positive $606 thousand in the third fiscal quarter of 2021.

Year-to-date Financial Highlights

•	Total year-to-date revenues of $21.0 million compared to $26.5 million in the same period of 2021, a $5.6 million or 21% decrease.
•	Year-to-date gross margin was $14.9 million, or 71% of sales, compared to $18.9 million, or 71% of sales, in the same period of 2021.
•	Year-to-date net loss attributable to common stockholders of $4.4 million, or $0.46 per diluted share, compared to net income of $3.5 million or $0.42 per diluted share, in the same period of 2021.
•	Year-to-date Adjusted EBITDA was a loss of $3.1 million compared to $2.8 million gain, in the same year-to-date period of 2021.

Management Commentary

“In our core Mediasite® business, conditions remained consistent with what we saw in the first half of the fiscal year. Two main issues continued to pressure our revenues and profits—our Events business and our operations in Japan. While we anticipate Events will stabilize, there is still uncertainty in the market. On one hand, in-person meetings and conferences are slowly picking up, but not at the pace we experienced pre-pandemic. At the same time, hybrid, and virtual meetings, which are more profitable for us, have seen some pullback as clients search for the correct balance of in-person and virtual. Right now, the Event space is very fluid and could change quickly depending on how people react to the new COVID variants and whether we have a recession of any duration that tightens the corporate purse strings. We also have significant business in Japan and the lackluster economy there, plus an unfavorable currency exchange rate, have created headwinds. We believe Japan will benefit from a return to in-person events as COVID restrictions are relaxed and greater demand will ensue as anticipated government subsidies and event fueled lead generation continues to develop. While these macro factors affecting Mediasite Events are beyond our control, we are committed to growing the Mediasite brand with a wider scope of offerings, including custom integrations, scalable editing and enhancement solutions, production management, content management and other events-adjacent video services,” said Sonic Foundry CEO Joe Mozden, Jr.

“We believe the Mediasite business will gradually improve, and we have optimized our structure for this growth and as such we’ll be prepared when it happens. In the meantime, we have been focused on executing our high-growth, multi-brand strategy.  We are well ahead of our business plan for these services and there has been exciting news on several fronts.  First, on July 2nd, we opened our first Global Learning Exchange™ (GLX) Hub in the Bahamas with our partner, the Bahamas Institute of Business and Technology. It was gratifying to see the Hub concept become a reality. The facility is fantastic, and I invite you to watch the grand opening highlights. Having a physical hub has been instrumental in attracting other top higher-ed institutions- Hilbert College in upstate New York, University of North Alabama and SkillUp, an online skills training provider, have all joined the GLX community and we anticipate announcing several more partnerships in the months ahead. Educators are recognizing the value of GLX’s disruptive model and its ability to provide students around the world with more cost-effective access to world-class academic programs.”

Mozden continued, “We are also making great progress with Vidable™, our other major initiative. Vidable is a next-gen software solution that sits at the intersection of video editing, enterprise video and AI which addresses a $15 billion target market. Video is a market where we clearly have a right to win.  We are initially partnering with current Mediasite customers to accelerate the adoption of our software that can deliver instant, comprehensive, and automated video transformation at scale, thereafter we will open up Vidable to any video created, on any platform.  As a proof of concept, we offered top customers a limited release to test drive Vidable captioning services which resulted in every trial converting to Vidable.  This gives us strong validation as we engage other customers and prospects, and it opens a new pipeline for Mediasite business.

“Sonic Foundry now has three brands—Global Learning Exchange™, Vidable™ and Mediasite®—and we are confident that these brands will transform us into a high velocity, high growth company. To support our ongoing transformation, we recently announced organizational changes that will give each of the three business units a dedicated General Manager.  Duane Glader will serve as GM for Global Learning Exchange, Mike Snavely will serve as GM for Vidable and Rob Lipps will serve as GM for Mediasite. All three are highly experienced and proven business builders, who are eager to take their brand to the next level.”  Sonic Foundry's brands operate independently but the inter-brand dynamic is synergistic and mutually supportive, both on the product/technology side and the sales side. For instance, the initial sales strategy for Vidable focused directly on our existing Mediasite customer base. And our Mediasite team's deep experience in the higher ed space has helped to facilitate partnership development for Global Learning Exchange.

“Finally, I want to thank our shareholders for their patience. When a company announces a transformation, however necessary, there is always a ‘show-me’ element. We are confident that our strategy is a solid path to long-term sustainable growth, and I hope you are as excited as I am about the future of Sonic Foundry. Additionally, I am pleased to note that Sonic Foundry has obtained its first sell-side research coverage in a very long time.  If you are interested in reading this analyst report, please contact jvanderaarde@maximgrp.com,” concluded Mozden.

Fiscal Third Quarter 2022 Operating Results

Service revenue, which included support, cloud services, events, and professional services was $4.2 million for the fiscal quarter ended June 30, 2022, compared to prior-year-quarter service revenue of $6.0 million. Product revenue was $2.2 million compared to $2.7 million during the same period last year. Cloud services revenue, which also includes event-related cloud services, decreased 16% to $1.7 million in the third quarter of 2022 compared to $2.0 million in the same quarter last year. Event revenue in the third quarter of 2022 was $1.1 million, compared with $1.7 million reported in the comparable year-ago quarter. Gross margin was $4.6 million for the third quarter of fiscal 2022, compared with $6.0 million in the same period of the prior fiscal year.

Non-GAAP Financial Information

To supplement and enhance the reader’s understanding of our operating performance, we disclose adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (adjusted EBITDA), a non-GAAP measure of operating performance. Our adjusted EBITDA measure additionally adds back stock compensation expense, and, severance and subtracts gain from debt forgiveness from the SEC definition of EBITDA. As such, our adjusted EBITDA may not be comparable to similarly titled measures reported by other companies and should not be viewed as an alternative to net income as a measurement of our operating performance. A reconciliation of net income to adjusted EBITDA for the third quarter ended June 30, 2022, and 2021 are included in the release.

About Sonic Foundry®, Inc.

Sonic Foundry (NASDAQ:SOFO) is the global leader for video capture, management, and streaming solutions as well as virtual and hybrid events. Trusted by thousands of educational institutions, corporations, health organizations and government entities in over 65 countries. Sonic Foundry's solutions include Mediasite®, Vidable™ and Global Learning Exchange™. Learn more at www.sonicfoundry.com.

© 2022 Sonic Foundry, Inc. Product and service names mentioned herein are the trademarks of Sonic Foundry, Inc. or their respective owners.

Forward Looking Statements

This news release contains forward-looking statements about the products and services of Sonic Foundry within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our products and services, our customer base, strategic investments, new partnerships, our future operating results and any statements we make about the company’s future. These types of statements address matters that are subject to many risks and uncertainties. Actual results could differ materially from the forward-looking guidance we provide. Any forward-looking statements should be considered in context of the risk factors disclosed in our periodic forms 10Q, 10K and other filings with the SEC. These filings can be accessed on-line at www.sec.gov and other websites or can be obtained from the company’s investor relations department. All of the information and disclosures we make in this news release regarding our business, including any forward-looking guidance, are as of the date given and we assume no obligation to update or change this information, regardless of subsequent events.

Contacts

Media:

Eamon Doyle, Sonic Foundry

media@sonicfoundry.com

608-310-5891

Investors:

Margaret Boyce, Financial Profiles

mboyce@finprofiles.com

310-622-8247

Sonic Foundry, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except for share data)

(Unaudited)

	June 30,	September 30,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$4,441	$9,989
Accounts receivable, net of allowances of $53 and $236	5,165	5,167
Inventories, net	1,065	442
Investment in sales-type lease, current	281	294
Capitalized commissions, current	286	360
Prepaid expenses and other current assets	1,251	1,153
Total current assets	12,489	17,405
Property and equipment:
Leasehold improvements	1,382	1,111
Computer equipment	9,665	8,527
Furniture and fixtures	1,558	1,528
Total property and equipment	12,605	11,166
Less accumulated depreciation and amortization	8,797	8,368
Property and equipment, net	3,808	2,798
Other assets:
Investment in sales-type lease, long-term	268	490
Capitalized commissions, long-term	75	76
Right-of-use assets under operating leases	2,182	2,441
Deferred tax asset	400	—
Other long-term assets	2,014	805
Total assets	$21,236	$24,015
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	1,488	1,072
Accrued liabilities	1,915	2,522
Current portion of unearned revenue	7,463	9,413
Current portion of finance lease obligations	22	79
Current portion of operating lease obligations	1,165	930
Current portion of warrant debt	221	—
Total current liabilities	12,274	14,016
Long-term portion of unearned revenue	1,274	1,614
Long-term portion of finance lease obligations	17	26
Long-term portion of operating lease obligations	1,102	1,583
Long-term portion of notes payable and warrant debt	294	556
Derivative liability, at fair value	2	53
Other liabilities	97	27
Total liabilities	15,060	17,875
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, authorized 500,000 shares; none issued	—	—
9% Preferred stock, Series A, voting, cumulative, convertible, $.01 par value (liquidation preference of $1,000 per share), authorized 4,500 shares; zero shares issued and outstanding, at amounts paid in	—	—
5% Preferred stock, Series B, voting, cumulative, convertible, $.01 par value (liquidation preference at par), authorized 1,000,000 shares, none issued	—	—
Common stock, $.01 par value, authorized 25,000,000 shares; 10,878,739 and 9,064,821 shares issued, respectively and 10,866,023 and 9,052,105 shares outstanding, respectively	109	91
Additional paid-in capital	217,973	213,278
Accumulated deficit	(210,809)	(206,442)
Accumulated other comprehensive loss	(928)	(618)
Treasury stock, at cost, 12,716 shares	(169)	(169)
Total stockholders’ equity	6,176	6,140
Total liabilities and stockholders’ equity	$21,236	$24,015

Sonic Foundry, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except for share and per share data)

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Product and other	$2,238	$2,659	$6,409	$7,406
Services	4,227	6,002	14,552	19,131
Total revenue	6,465	8,661	20,961	26,537
Cost of revenue:
Product and other	657	1,074	2,266	2,838
Services	1,250	1,548	3,825	4,770
Total cost of revenue	1,907	2,622	6,091	7,608
Gross margin	4,558	6,039	14,870	18,929
Operating expenses:
Selling and marketing	2,865	2,860	9,189	8,765
General and administrative	1,439	1,103	4,505	3,356
Product development	1,924	1,883	5,616	5,355
Total operating expenses	6,228	5,846	19,310	17,476
Income (Loss) from operations	(1,670)	193	(4,440)	1,453
Non-operating expenses:
Interest expense, net	(9)	10	(22)	(42)
Other expense, net	(161)	19	(189)	(8)
Gain on debt forgiveness	—	2,325	—	2,325
Total non-operating expense	(170)	2,354	(211)	2,275
Income (loss) before income taxes	(1,840)	2,547	(4,651)	3,728
Income tax benefit (expense)	337	99	284	(193)
Net income (loss)	$(1,503)	$2,646	$(4,367)	$3,535
Dividends on preferred stock	—	—	—	—
Net income (loss) attributable to common stockholders	$(1,503)	$2,646	$(4,367)	$3,535
Income (loss) per common share:
Basic net income (loss) per common share	$(0.14)	$0.33	$(0.46)	$0.44
Diluted net income (loss) per common share	$(0.14)	$0.31	$(0.46)	$0.42
Weighted average common shares – Basic	10,528,156	8,060,036	9,573,231	8,021,852
– Diluted	10,528,156	8,545,156	9,573,231	8,480,856

Sonic Foundry, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended
	June 30
	2022	2021
Operating activities
Net income (loss)	$(4,367)	$3,535
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Amortization of other intangible	—	42
Amortization of warrant debt, debt discount and debt issuance costs	23	—
Depreciation and amortization of property and equipment	861	773
Deferred income taxes	(400)	—
Loss on sale of fixed assets	166	6
Provision for doubtful accounts	(50)	—
Stock-based compensation expense related to stock options	609	375
Stock issued for board of director fees	49	40
Remeasurement (gain) on derivative liability	(51)	(3)
Gain on debt forgiveness	—	(2,325)
Changes in operating assets and liabilities:
Accounts receivable	(177)	592
Inventories	(634)	712
Investment in sales-type lease	128	1
Capitalized commissions	75	171
Prepaid expenses and other current assets	(241)	114
Right-of-use assets under operating leases	124	(792)
Operating lease obligations	(100)	795
Other long-term assets	386	(395)
Accounts payable and accrued liabilities	410	(2,042)
Other long-term liabilities	91	(106)
Unearned revenue	(1,991)	(2,290)
Net cash used in operating activities	(5,089)	(797)
Investing activities
Purchases of property and equipment	(2,337)	(619)
Capitalization of software development costs	(1,681)	—
Net cash used in investing activities	(4,018)	(619)
Financing activities
Payments on notes payable	—	(935)
Proceeds from exercise of common stock	3,948	10
Proceeds from exercise of common stock options	107	247
Payments on capital lease and financing arrangements	(62)	(98)
Net cash provided by (used in) financing activities	3,993	(776)
Changes in cash and cash equivalents due to changes in foreign currency	(434)	18
Net decrease in cash and cash equivalents	(5,548)	(2,174)
Cash and cash equivalents at beginning of year	9,989	7,619
Cash and cash equivalents at end of year	$4,441	$5,445
Supplemental cash flow information:

Interest paid	$2	$32
Income taxes paid, foreign	78	84
Non-cash financing and investing activities:
Property and equipment financed by finance lease or accounts payable	120	—

Sonic Foundry, Inc.

Consolidated Non-GAAP Adjusted EBITDA Reconciliation

(in thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Net income (loss)	$(1,503)	$2,646	$(4,367)	$3,535
Add:
Depreciation and amortization	327	246	861	784
Income tax expense (benefit)	(337)	(99)	(284)	193
Interest expense (income)	9	(10)	22	42
Stock-based compensation expense	200	92	609	375
Severance	54	56	73	157
Subtract:
Gain from debt forgiveness	-	2,325	-	2,325
Adjusted EBITDA	$(1,250)	$606	$(3,086)	$2,761